UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2018

Tallgrass Energy Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On June 26, 2018, Tallgrass Energy Partners, LP (“TEP”) and Tallgrass Energy GP, LP (“TEGP”) issued a joint press release announcing the approval by the holders of common units representing limited partner interests in TEP of the Agreement and Plan of Merger, dated as of March 26, 2018, by and among TEGP, Tallgrass Equity, LLC, TEP, Razor Merger Sub, LLC and Tallgrass MLP GP, LLC, and the transactions contemplated thereby. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 to Form 8-K, the information provided in this Item 7.01 and attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Joint press release issued by Tallgrass Energy Partners, LP and Tallgrass Energy GP, LP, dated June 26, 2018 (Furnished solely for purposes of Item 7.01 of this Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

		By:	Tallgrass MLP GP, LLC
its general partner

Date:	June 26, 2018	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer